SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2008

JEFFERSONVILLE BANCORP

(Exact name of registrant as specified in its charter)

New York	0-19212	22-2385448

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 398, Jeffersonville, New York 12748

(Address of principal executive offices)
Registrant’s telephone number, including area code: (845) 482-4000

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 28, 2008, Jeffersonville Bancorp, Inc. (the “Company”) announced the appointment of Mr. Donald L. Knack to serve on the Board of Directors of the Company in the class of directors whose term expires in 2008. Mr. Knack’s appointment was effective on February 7, 2008. Mr. Knack will serve on the Audit Committee and the Compliance and Asset Liability Committee of Board of Directors.
     There was no arrangement or understanding between Mr. Knack and any other person pursuant to which he was selected as a director, and there are and have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding Mr. Knack that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
     A copy of the press release relating to Mr. Knack’s appointment, dated February 28, 2008, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release dated February 28, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERSONVILLE BANCORP
(Registrant)
/s/ Raymond Walter
Raymond Walter
President and Chief Executive Officer

Date: March 4, 2008

Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 28, 2008.